EXHIBIT 1
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                           PURCHASE AND SALE AGREEMENT


         This PURCHASE AND SALE AGREEMENT, dated as of December 13, 2006 (this "AGREEMENT"), is made between Lavin Holdings, LLC, a New Jersey limited liability company (the "PURCHASER"), and Robert N. Downey, a resident of the State of New York ("SELLER").

                                    RECITALS


         WHEREAS, Seller currently owns 839,244 shares of common stock, par value $0.20 per share (the "SHARES"), of NoFire Technologies, Inc., a Delaware corporation (the "COMPANY"); and

         WHEREAS, Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, all of the Shares on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, hereby agree as follows:

                                   ARTICLE I.

                     PURCHASE AND SALE, CLOSING AND DELIVERY

         Section 1.01   Sale and Purchase of the Shares.
                        -------------------------------

         On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, assign and deliver to Purchaser without representation, warranty or recourse except as provided in Article II and
Section 6.01 of Article VI, and Purchaser hereby agrees to purchase from Seller, at the closing (the "CLOSING"), the Shares at a cash purchase price of $839.25 (the "PURCHASE PRICE").

         Section 1.02   Closing.
                        -------

         The Closing shall take place at the offices of Purchaser, 483 Winthrop Road, Teaneck, NJ 07666, on the date of this Agreement (the "CLOSING DATE").

         Section 1.03   Delivery of the Shares.
                        ----------------------

         At the Closing, Seller shall deliver to Purchaser certificates representing the Shares, together with a duly executed stock power that bears a medallion signature guarantee, against receipt by Seller of the Purchase Price in immediately available funds by cash, check or electronic transfer to an account designated by Seller or by such other method as Seller and Purchaser may agree. Seller shall also deliver to Purchaser an irrevocable proxy, in form and substance satisfactory to Purchaser and its counsel, to vote all of the Shares in the absolute discretion of Purchaser until the transfer of the Shares to Purchaser has been recorded on the books and records of the Company and its transfer agent and new certificate(s) representing the Shares registered in the name of Purchaser shall have been delivered to Purchaser.
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                                  ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Seller hereby represents and warrants to Purchaser as follows:

         Section 2.01   Title, Etc.
                        ----------

         Seller has valid and unencumbered title to the Shares to be sold to Purchaser hereunder, and full right, power and authority to sell, transfer, assign and deliver the Shares to Purchaser hereunder; and upon delivery and payment of the Purchase Price for the Shares as provided herein, Purchaser will acquire valid and unencumbered title thereto.

         Section 2.02   Authorization.
                        -------------

         Seller has full power, right and authority to execute and deliver this Agreement and to consummate all transactions required to be effected by it as contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by Seller, and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Neither the execution and delivery of this Agreement nor the consummation and performance of the transactions contemplated hereby will (i) conflict with or violate any agreement to which Seller and the Company are parties or (ii) require the consent, approval or authorization of any governmental entity or other person or entity. The transfer of the Shares by Seller to Purchaser pursuant to this Agreement will not violate the Securities Act of 1933, as amended, or applicable state securities laws.

         Section 2.03   Brokers and Finders.
                        -------------------

         No person or entity acting on behalf or under the authority of Seller is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated by this Agreement.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents to Seller as follows:

         Section 3.01   Qualification of Purchaser.
                        --------------------------

         Purchaser acknowledges that the Shares were purchased by the Seller in private placement transactions, that they have not been registered under the Securities Act of 1933, as amended, (the "33 Act"), and that their transfer is subject to the legend on the certificates and the provisions of the '33 Act. Purchaser understands that the purchase of the Shares involves substantial risk and hereby represents that its financial condition and investments are such that it

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is in a financial position to hold the Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, its investment therein. In addition, by virtue of its expertise, the advice available to it and previous investment experience, Purchaser has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement and is an "accredited investor" as defined in Regulation D of the '33 Act.

         Section 3.02   Authorization.
                        -------------

         Purchaser has full power, right and authority to execute and deliver this Agreement and to consummate all transactions required to be effected by it as contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes a valid and legally binding obligation of Purchaser enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


         Section 3.03   Brokers.
                        -------


         No person or entity acting on behalf or under the authority of Purchaser is or will be entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV.

                                    COVENANTS

         Section 4.01   Efforts.
                        -------

         Subject to the terms and conditions hereof, Seller and Purchaser shall use reasonable best efforts to take, or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper and advisable to consummate the transaction contemplated hereby on the terms and subject to the conditions provided hereunder. In case at any time after the Closing any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, the parties hereto shall take all such action to effectuate such purposes.

         Section 4.02   Further Assurances.
                        ------------------

         Prior to and after the Closing, each party will cooperate in good faith with each other party and will take all appropriate action and execute any agreement, instrument or other writing of any kind which may be reasonably necessary or advisable to carry out and confirm the transactions contemplated by this Agreement.

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

                                   ARTICLE V.

                              CONDITIONS TO CLOSING

         Section 5.01   Conditions to Purchaser's Obligations.
                        -------------------------------------


         The obligations of Purchaser to effect the transactions contemplated hereby shall be subject to the following conditions, any one or more of which may be waived in writing by Purchaser in whole or in part:

                  (a) The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date.

                  (b) Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date.

                  (c) Seller shall have assigned to Purchaser all rights of such Seller under that certain Registration Rights Agreement dated as of June 15, 1998 between the Company, Seller and certain others, as amended by an Amendment to Registration Rights Agreement dated as of January 7, 2000.

         Section 5.02   Conditions to Sellers' Obligations.
                        ----------------------------------

         The obligation of Seller to effect the transactions contemplated hereby shall be subject to the following conditions, any one or more of which may be waived in writing by Seller in whole or in part:

                  (a) The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date.

                  (b) Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                                  ARTICLE VI.

                          INDEMNIFICATION AND SURVIVAL

         Section 6.01   Indemnification by Seller.
                        -------------------------

         From and after the Closing Date, Seller shall indemnify, hold harmless and defend Purchaser from and against any losses, claims, damages, liabilities, costs and expenses (any "LOSSES") that Purchaser may incur as a result or arising out of (a) any breach by Seller of any of Seller's representations and warranties contained herein or (b) any defect in Seller's title to the Shares sold by Seller to Purchaser pursuant to this Agreement.

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

         Section 6.02   Indemnification by Purchaser.
                        ----------------------------

         From and after the Closing Date, Purchaser shall indemnify, hold harmless and defend Seller from and against any Losses Seller may incur arising out of or resulting from (a) any breach by Purchaser of any of its representations and warranties contained herein, or (b) except for any matter for which Seller has agreed to indemnify Purchaser hereunder, the sale, transfer or delivery of the Shares to Purchaser pursuant to this Agreement, including any action taken by Purchaser pursuant to the irrevocable proxy.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         Section 7.01   Entire Agreement.
                        ----------------

         This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof.

         Section 7.02   Amendment; Waiver.
                        -----------------

         Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party or parties against whom such waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 7.03   Counterparts.
                        ------------

         This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original, and all of which shall together constitute one and the same Agreement.

         Section 7.04   Headings.
                        --------

         The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

         Section 7.05   Governing Law.
                        -------------

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 7.06   Assignment; Third Party Beneficiaries.
                        -------------------------------------

         Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and permitted assigns of the parties

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

hereto. Neither this Agreement nor the rights and obligations hereunder are assignable by any party hereto (except to a successor-in-interest by operation of law) without the prior written consent of the other parties.

         Section 7.07   Expenses.
                        --------

         Sellers, on the one hand, and Purchaser, on the other hand, shall bear their own expenses in connection with the preparation for and consummation of the transactions contemplated by this Agreement.

         Section 7.08   Notices.
                        -------

         Any written notice herein required to be given shall be deemed to have been duly given as provided below if (a) mailed, certified, or registered mail, first-class postage paid, (b) sent by overnight mail or courier, (c) transmitted via facsimile, telegram or telex or (d) delivered by hand, if to any Seller, to Robert N. Downey, 755 Park Avenue, Apt. 8B, New York, NY 10021, or if to Purchaser, to James F. Lavin, 483 Winthrop Road, Teaneck, NJ 07666, with a copy to Sabino Rodriguez, III, Esq., Day, Berry, & Howard LLP, One Canterbury Green, Stamford, CT 06901. Any notice shall be deemed to have been duly given if personally delivered or sent by the mails or by telegram or telex and will be deemed received, unless earlier received, (a) if sent by certified or registered mail, return receipt requested, three (3) days following the date so mailed, (b) if sent by overnight mail or courier, when actually received, (c) if sent by facsimile, telegram or telex transmission, on the date electronic confirmation is received by the sender and (d) if delivered by hand, on the date of receipt.

         Section 7.09   Severability.
                        ------------

         In case any provision in this Agreement shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.







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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       LAVIN HOLDINGS, LLC



                                       By: /s/ James F. Lavin
                                           ---------------------------------
                                           Name:  James F. Lavin
                                           Title:  Manager


                                       /s/ Robert N. Downey
                                       ---------------------------------
                                       Robert N. Downey

















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